Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Form F-3ASR (File Nos. 333-255119, 333-255119-01, 333-255119-02, 333-255119-03, 333-255119-04, 333-255119-05 and 333-255119-06);
2.Form F-3 (File No. 333-258726); and
3.Form F-3 (File No. 333-258728 and 333-258728-01)

of Brookfield Renewable Partners L.P. (“Brookfield Renewable”) of our reports dated February 28, 2022, with respect to the consolidated statements of financial position of Brookfield Renewable as at December 31, 2021 and 2020 and the consolidated statements of income (loss), comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2021, and the effectiveness of internal control over financial reporting of Brookfield Renewable as of December 31, 2021, included in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
February 28, 2022